EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement  on  Form  S-8  (Nos.  33-71792,  33-55117,  33-52871,  333-33487  and
333-50522) and in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-24449 and 333-62041) of Barrett Business Services, Inc. of our report dated February 6, 2001, except for the second paragraph of Note 7, as to which the date is March 12, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 30, 2001